Exhibit 10.4

UNSECURED   DEMAND   LINE-OF-CREDIT

PROMISSORY   NOTE

Millstream Ventures, Inc. (“Maker”), a Nevada corporation, promises to pay up to Ten Thousand Dollars ($10,000.00) to Denny W. Nestripke (“Holder”), at such time and place as set forth herein. The date of this unsecured demand line-of-credit promissory note, hereinafter referred to as “Note”, is May 26, 2008.

The principal amount of the Note (“Principal”) shall be such amount as the Holder has advanced to the Maker; however, such amount shall not be less than Five Thousand Dollars ($5,000) nor more than Ten Thousand Dollars ($10,000).

Interest shall commence from the date of the Note at a simple interest rate of eighteen percent (18%) per annum being applied to the Principal until the Principal has been repaid in full. Any payments made by Maker to Holder with respect to the Note shall first reduce any accrued interest and after all accrued interest has been fully paid, the remaining payment shall be applied towards the Principal.

Holder shall have the right to demand repayment by Maker of the Principal and any and all accrued interest on the Note upon giving Maker 5 days written notice at PO Box 581072, Salt Lake City, Utah 84158. Payment of principal and interest shall be made by Maker in lawful money of the United States of America to the Holder at Holder’s address, being PO Box 581072, Salt Lake City, Utah 84158. In the event that the Holder does not make demand for payment on or before March 31, 2009, the Note and any and all accrued interest shall be due on March 31, 2009.

If the Holder places the Note with an attorney for collection, or if suit is instituted for collection of the Note, the Maker agrees to pay the Holder’s reasonable attorneys’ fees, costs, and other expenses incurred by Holder in Holder’s collection efforts.

This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Millstream Ventures, Inc.

By: /s/ Denny W. Nestripke

A Duly Authorized Officer and

Member of the Board of Directors